UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 W. Gay St., Suite 400 West Chester, PA		19380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Joe Bonaccorso as Chief Commercial Officer

On August 21, 2024, Mr. Bonaccorso notified Verrica Pharmaceuticals Inc. (the “Company”) that he will resign from his position as Chief Commercial Officer of the Company, effective August 30, 2024.

The Company expects to enter into a Release Agreement (the “Release Agreement”) with Mr. Bonaccorso containing (i) a release of claims against the Company and (ii) the following separation benefits: (a) payment of his current base salary in accordance with normal payroll procedures for 12 months and (b) if elected, payment of continued health coverage for Mr. Bonaccorso and his dependents under COBRA for up to 12 months. In connection with the Release Agreement, the Company also expects to enter into a Consulting Agreement with Mr. Bonaccorso (the “Consulting Agreement”), pursuant to which Mr. Bonaccorso will provide consulting services through August 30, 2025, unless earlier terminated. Pursuant to the Consulting Agreement, Mr. Bonaccorso will not receive any cash compensation. The consideration for the Consulting Agreement is for his outstanding option and restricted stock unit awards to continue to vest in accordance with their terms, subject to his continuous service under the Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.

Date: August 27, 2024	/s/ P. Terence Kohler Jr.
P. Terence Kohler Jr.
Chief Financial Officer